Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-194423, No. 333-194429, No. 333-202327, No. 333-209620 and No. 333-216762) on Form S-8 and Registration Statement (No. 333-197259) on Form S-3 of Aemetis, Inc. of our report dated March 29, 2018, relating to the consolidated financial statements of Aemetis, Inc., appearing in this Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2017.

/s/ RSM US LLP
Des Moines, Iowa
March 29, 2018